UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12
HEARTFLOW, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

HEARTFLOW, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 16, 2026

April 29, 2026

Dear Stockholder:

You are cordially invited to attend the 2026 annual meeting of the stockholders (the “Annual Meeting”) of Heartflow, Inc., a Delaware corporation (“we,” “us,” “Heartflow” or the “Company”). The Annual Meeting will be held in a virtual format via a live internet webcast at www.proxydocs.com/HTFL on Tuesday, June 16, 2026 at 8:00 a.m. (Pacific Time) for the following purposes:

1.

Elect the two nominees as Class I directors to serve until the 2029 annual meeting of stockholders and until their successors are duly elected and qualified. The nominees for election are Julie A. Cullivan and John C.M. Farquhar;

2.	Ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Heartflow for the fiscal year ending December 31, 2026; and

3.	Conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting of Stockholders.

The record date for the Annual Meeting is April 24, 2026 (the “Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and may vote at, the Annual Meeting or any continuation, postponement or adjournment thereof. We are mailing the Notice Regarding the Availability of Proxy Materials, or the proxy statement and proxy card, as applicable, beginning on April 29, 2026 to our stockholders of record on the Record Date.

The 2026 Annual Meeting will be held in a virtual meeting format only, via live internet, with no physical in-person meeting. Stockholders will be able to attend, vote and submit questions via the internet similar to attendance at an in-person meeting. You are cordially invited to attend. If you plan to participate in the virtual Annual Meeting, please see the Questions and Answers section below for further information.

If you have any questions or need assistance in voting your shares, please write to Heartflow Investor Relations at IR@heartflow.com.

By Order of the Board of Directors

Angela Ahmad

Chief Legal & Compliance Officer

San Francisco, California

YOUR VOTE IS IMPORTANT! ALL STOCKHOLDERS ARE CORDIALLY INVITED

TO VIRTUALLY ATTEND THE ANNUAL MEETING

Whether or not you plan to attend the Annual Meeting, please submit your proxy or voting instructions as promptly as possible in order to ensure representation at the Annual Meeting. Even if you have voted by proxy, you may still vote at the Annual Meeting if you have registered in advance to attend the virtual Annual Meeting at www.proxydocs.com/HTFL prior to the registration deadline of June 15, 2026 at 5:00 p.m. (Eastern Time). You will need your control number located with the proxy materials you received for the Annual Meeting to register. Please also note that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you will be required to obtain a legal proxy issued in your name from that record holder in order to be entitled to vote at the Annual Meeting. Please follow the instructions provided by your broker, bank or other nominee.

HEARTFLOW, INC.

135 Main Street, Suite 1000

San Francisco, CA, California 94105

PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 16, 2026

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I being provided with these proxy materials?

Pursuant to “Notice and Access” rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending an Important Notice Regarding the Availability of Proxy Materials (the “Notice”) to our stockholders of record as of the Record Date. Brokers and other nominees will be sending a similar Notice to all beneficial owners of stock who hold their shares through such broker or nominee. All record and beneficial stockholders will have the ability to access our proxy materials on the website referred to in the Notice free of charge and may request a printed set of our proxy materials for the Annual Meeting. Instructions on how to access our proxy materials over the internet or to request a printed copy may be found in the Notice.

We are mailing this Proxy Statement and the Notice to stockholders beginning on April 29, 2026.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on

June 16, 2026 at 8:00 a.m. (Pacific Time)

via the internet (please visit www.proxydocs.com/HTFL for more details)

The Proxy Statement and 2025 Annual Report on Form 10-K are available at: www.proxydocs.com/HTFL

How do I attend the Annual Meeting?

The 2026 annual meeting of stockholders (the “Annual Meeting”) of Heartflow will be held on Tuesday, June 16, 2026 at 8:00 a.m. (Pacific Time) in a virtual meeting format. You will not be able to attend the Annual Meeting in person. At our virtual Annual Meeting, stockholders will be able to attend, vote and submit questions via the internet. In order to attend, you must register with your control number at www.proxydocs.com/HTFL prior to the registration deadline of June 15, 2026 at 5:00 p.m. (Eastern Time). Your control number is provided in the Notice or proxy card (or voting instruction form) mailed to you. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Annual Meeting. For beneficial owners who hold their stock through brokers, banks, or other nominees who wish to vote or ask questions at the virtual Annual Meeting, you will need to obtain a legal proxy from your broker, bank or other nominee and provide that proxy as part of your registration.

On the date of the Annual Meeting, stockholders may begin to login to the virtual Annual Meeting beginning at 7:45 a.m. (Pacific Time), and the Annual Meeting will begin promptly at 8:00 a.m. (Pacific Time). We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy or voting instructions in advance of the Annual Meeting by one of the methods described in these proxy materials.

Information on how to vote at the Annual Meeting is discussed below. If you plan to attend the Annual Meeting, please note that attendance will be limited to record and beneficial stockholders as of the Record Date who have properly registered. To log in and register, stockholders (or their authorized representatives) will need the control number provided on their Notice or proxy card (or voting instruction form).

Can I ask questions at the virtual Annual Meeting?

Stockholders as of our Record Date who attend our virtual Annual Meeting will have an opportunity to submit questions via the internet during a designated portion of the Annual Meeting. These stockholders may also submit a question in advance of the Annual Meeting by registering at www.proxydocs.com/HTFL prior to the registration deadline of 5:00 p.m. Eastern Time on June 15, 2026. Stockholders will be limited to no more than two questions per person. During the Annual Meeting, we will answer as many stockholder submitted questions as time permits, and any questions that we are unable to address during the Annual Meeting will be published and answered on our website following the Annual Meeting with the exception of any questions that are irrelevant to the purpose of the Annual Meeting or our business or that contain inappropriate or derogatory references which are not in good taste. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

Who can vote at the Annual Meeting?

Stockholders of record at the close of business on April 24, 2026, the Record Date, or those with a valid proxy from a broker, bank or nominee that held our shares on the Record Date will be entitled to vote at the Annual Meeting. As of the Record Date, there were 86,239,561 shares of common stock outstanding and entitled to vote at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If, at the close of business on April 24, 2026, your shares were registered directly in your name with Heartflow’s transfer agent, Fidelity Stock Transfer Solutions, then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone or on the internet as instructed below (see “How do I vote?”) or, if applicable, complete, date, sign and return the proxy card mailed to you to ensure your vote is counted. You must register in advance at www.proxydocs.com/HTFL if you wish to attend and vote at the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee, and Plan Shares

If, at the close of business on April 24, 2026, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the organization that holds your shares has sent you the Notice (or depending on your election, you may have received a printed copy of this proxy statement and our 2026 Annual Report by mail or an electronic copy of those proxy materials by email). The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account. The deadline for submitting your voting instructions to your broker, bank or other nominee is listed on the Notice or other proxy materials sent to you. You are also invited to attend the Annual Meeting. If you want to attend the Annual Meeting, you must register in advance at www.proxydocs.com/HTFL. If you want to vote virtually at the Annual Meeting, as part of the registration process you may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy of such document in advance of the meeting. Further instructions will be provided to you as part of your registration process.

If you hold shares in any employee stock purchase plan or other equity plan of the Company (the “Plans”), then your proxy card, when signed and returned, or your telephone or internet proxy will constitute voting instructions given to the trustee or Plan administrator for your shares held in the Plans. Shares in each of the Plans for which voting instructions are not received by 11:59 p.m. (Eastern Time) on June 15, 2026, or if no choice is specified, will be voted by an independent fiduciary.

What am voting on?

There are two proposals scheduled to be voted on at the Annual Meeting:

•	The election of two Class I directors to serve until the 2029 annual meeting of stockholders and until their successors are duly elected and qualified; and

•	Ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2026.

What if another matter is properly brought before the Annual Meeting?

The Board of Directors of the Company (the “Board”) knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the proxy you submit will authorize the persons named therein to vote the shares for which you grant your proxy on those materials in accordance with their discretion.

What is the Board’s voting recommendation?

The Board recommends that you vote your shares:

•	“FOR” the election of the two nominees as Class I directors; and

•	“FOR” the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2026.

How do I vote?

With regard to the election of directors, you may either vote “For” the nominees or you may “Withhold” your vote for the nominees you specify. For any other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker or other nominee.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, there are several ways to direct how your shares are voted at the Annual Meeting. Whether or not you plan to attend the Annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the virtual Annual Meeting and vote even if you have already voted by proxy. Voting at the Annual Meeting will have the effect of revoking your previously submitted proxy (see “Can I change my vote after submitting my proxy?” below).

By Internet	You can submit a proxy over the Internet at www.proxypush.com/HTFL 24 hours a day, seven days a week. You will need the control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials). Proxies submitted through the Internet must be received by 11:59 p.m., Eastern Time, on June 15, 2026.

By Telephone	You may submit a proxy using a touch-tone telephone by calling (866) 616-1001, 24 hours a day, seven days a week. You will need the control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials). Proxies submitted by telephone must be received by 11:59 p.m., Eastern Time, on June 15, 2026.

By Mail	If you received printed proxy materials, you may direct how your shares are voted at the Annual Meeting by completing, signing, and dating each proxy card received and returning it in the prepaid envelope provided to you. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than June 15, 2026, to be voted at the Annual Meeting.

During the Annual Meeting	Instructions on how to vote while participating in the Annual Meeting live via the internet are posted at www.proxypush.com/HTFL. To attend the Annual Meeting and vote your shares, you must register for the Annual Meeting by using the control number located on your Notice or proxy card. Please register at www.proxydocs.com/HTFL prior to the registration deadline of June 15, 2026, at 5:00 p.m., Eastern Time.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee

If you hold your shares through a broker, bank or other nominee (that is, in street name), you will receive a Notice or voting instruction form (if you received a printed copy of the proxy materials) from your broker, bank or nominee that includes instructions that you must follow in order to submit your voting instructions and have your shares voted at the Annual Meeting. If you want to vote in person virtually at the Annual Meeting, you must register in advance at www.proxydocs.com/HTFL prior to the registration deadline of June 15, 2026, at 5:00 p.m., Eastern Time. You will be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you as part of your registration process.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on April 24, 2026, the Record Date.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card without marking voting selections, your shares will be voted in accordance with the recommendations of the Board, “FOR” the election of the two nominees as Class I directors and “FOR” the ratification of PwC as the Company’s independent registered public accounting firm. If any other matter is properly presented at the Annual Meeting, the proxy holder (one of the individuals named on the proxy card) will vote your shares using his or her best judgment.

Will my vote be kept confidential?

Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as required by law.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways on or before the close of voting for the Annual Meeting:

•	You may submit another properly completed proxy card with a later date by no later than June 15, 2026.

•	You may grant a subsequent timely proxy by telephone or through the internet by no later than June 15, 2026.

•

You may send a timely written notice that you are revoking your proxy to Heartflow’s Corporate Secretary at 135 Main Street, Suite 1000, San Francisco, CA 94105, on or before the close of voting for the Annual Meeting; provided, however, that if you intend to revoke your proxy by providing such written notice, we advise that you also send a copy via email to IR@Heartflow.com.

•

You may attend and vote at the Annual Meeting if you have registered for the meeting at www.proxydocs.com/HTFL. prior to the registration deadline of June 15, 2026, at 5:00 p.m. (Eastern Time). Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted, so long as it is received within the applicable deadline. If your shares are held by your broker, banker or other nominee, you should follow the instructions provided by your broker, bank or other nominee to change your vote or revoke your proxy.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count (i) votes “For,” votes to “Withhold” and broker non-votes for Proposal No. 1, the proposal to elect directors, and (ii) votes “For,” votes “Against,” votes to “Abstain” and broker non-votes (if applicable), for Proposal No. 2, the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Heartflow for the fiscal year ending December 31, 2026.

What are “broker non-votes”?

If your shares are held in “street name” through a brokerage account, the broker that holds your shares is generally authorized to vote your shares in accordance with voting instructions received from you. If the broker does not receive your voting instructions, the broker may exercise discretionary authority to vote the shares with respect to certain matters that are considered to be “routine” under applicable stock exchange rules but cannot vote the shares with respect to “non-routine” matters. Only Proposal No. 2 (ratification of the appointment of our independent registered public accounting firm) is considered a “routine” matter for this purpose. Brokers do not have discretionary authority to vote on Proposal No. 1 (the election of directors) without voting instructions from the beneficial owner. If you do not submit voting instructions and your broker exercises discretion to vote your shares on Proposal No. 2, your shares will constitute “broker non-votes” on Proposal No. 1. Broker non-votes on Proposal No. 1 will be counted for the purpose of determining whether a quorum is present at the Annual Meeting but will not be counted in determining the outcome of those matters.

How many votes are needed to approve each proposal?

Proposal	Vote Requited	Broker Discretionary Voting Allowed?
No. 1 Election of Directors – Two Nominees	Plurality	No
No. 2 Ratification of the Appointment of PwC as the Company’s Independent Registered Public Accounting Firm	Majority Cast	Yes

Voting Standard

A “plurality” with regard to the election of directors means that the two nominees who receive the most “For” votes cast by the holders of shares either present at the Annual Meeting or represented by proxy will be elected to our Board. The affirmative vote of a majority of the votes cast for or against (excluding abstentions and broker non votes), or “Majority Cast,” is required to approve Proposal No. 2 (ratification of the appointment of our independent registered public accounting firm).

Accordingly:

•

Proposal No. 1: For the election of directors, the two nominees receiving the most “For” votes from the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on Proposal No. 1 will be elected as Class I directors to hold office until the 2029 annual meeting of stockholders and until a successor is duly elected and qualified. Only votes “For” or “Withheld” will affect the outcome. Broker non-votes will have no effect.

•

Proposal No. 2: To be approved, a majority of the total votes cast on Proposal No. 2 must be voted “For” the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Abstentions will not be considered votes cast on Proposal No. 2. Given that the ratification of the appointment of PwC is a matter on which a broker, bank or other nominee has discretionary voting authority, we do not expect any broker non-votes with respect to Proposal No. 2.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid stockholder meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present or represented by proxy at the Annual Meeting. On the Record Date, there were 86,239,561 shares outstanding and entitled to vote. Thus, the holders of at least 43,119,781 shares must be present or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted toward the quorum only if you submit a valid proxy by mail, over the phone or through the internet, if a valid proxy is submitted on your behalf by your broker, bank or other nominee, or if you vote at the Annual Meeting. Abstentions, votes to “Withhold” and broker non-votes will be counted toward the quorum requirement. If there is no quorum, then either the chair of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting or represented by proxy may adjourn the meeting to another date. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified. If the adjournment is for more than 30 days, or if after that adjournment a new record date is fixed for the adjourned Annual Meeting, a notice of the adjourned Annual Meeting shall be given to each stockholder of record entitled to vote at the adjourned Annual Meeting.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting.

Who is paying for this proxy solicitation?

The accompanying proxy statement is solicited on behalf of the Board for use at the Annual Meeting. Accordingly, the Company will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees of the Company will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other nominees for the cost of forwarding proxy materials to beneficial owners.

How can I access the list of stockholders entitled to vote at the Annual Meeting?

A complete list of stockholders of record as of the close of business on the Record Date will be available by examination at our corporate offices by any stockholder for any purpose germane to the Annual Meeting for the 10 days prior to the Annual Meeting.

What does it mean if I receive more than one Notice, proxy card or voting instruction form?

If you receive more than one Notice, proxy card or voting instruction form, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

When are stockholder proposals for inclusion in our Proxy Statement for next year’s annual meeting due?

Stockholders wishing to present proposals for inclusion in our proxy statement for the 2027 annual meeting of stockholders (the “2027 Annual Meeting”) pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must submit their proposals so that they are received by us at our principal executive offices no later than December 30, 2026. Proposals should be sent to our Corporate Secretary at 135 Main Street, Suite 1000, San Francisco, CA 94105.

When are other proposals and stockholder nominations for next year’s annual meeting due?

With respect to proposals and nominations not to be included in our proxy statement pursuant to Rule 14a-8 of the Exchange Act, our Amended and Restated Bylaws (our “Bylaws”) provide that stockholders who wish to nominate a director or propose other business to be brought before the stockholders at an annual meeting of stockholders must notify our Secretary by a written notice, which notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding year’s annual meeting of stockholders.

Stockholders wishing to present nominations for director or proposals for consideration at the 2027 Annual Meeting under these provisions of our Bylaws must submit their nominations or proposals so that they are received at our principal executive offices not earlier than February 16, 2027 and no later than March 18, 2027 in order to be considered. In the event that the 2027 Annual Meeting is to be held on a date that is not within 30 days before or 60 days after the one-year anniversary of the Annual Meeting, then a stockholder’s notice must be received by the Secretary no earlier than 90 days prior to such annual meeting and no later than the tenth day following the day on which we make a public announcement of the date of the 2027 Annual Meeting.

Nominations or proposals should be sent in writing to our Corporate Secretary at 135 Main Street, Suite 1000, San Francisco, CA 94105. A stockholder’s notice to nominate a director or bring any other business before the Annual Meeting or the 2027 annual meeting must set forth certain information, which is specified in our Bylaws.

In accordance with our Bylaws, the foregoing deadline and notice requirements set forth in Section 2.7 of our Bylaws are also intended to apply to and satisfy the deadline and notice requirements set forth in paragraph (b) of Rule 14a-19 under the Exchange Act with respect to notice by a stockholder who intends to solicit proxies in support of director nominees other than the Board’s nominees at the 2027 Annual Meeting.

If you have any questions or need assistance in voting your shares, please write to Heartflow Investor Relations at IR@Heartflow.com.

EMERGING GROWTH COMPANY EXPLANATORY NOTE

We completed our initial public offering in August 2025. We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies but not to “emerging growth companies,” including, but not limited to:

•	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act;

•

not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may be an emerging growth company until the last day of the fiscal year following August 8, 2030, the fifth anniversary of the closing of our initial public offering, or until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (ii) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of the second fiscal quarter of such year, or (iii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Because we have elected to take advantage of certain reduced disclosure obligations and may elect to take advantage of other reduced reporting requirements in future filings, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Under our governing documents, the Board has the power to set the number of directors from time to time by resolutions. Our Board presently consists of seven members who are divided into three classes designated as Class I, Class II and Class III. One class of directors is elected by the stockholders at each annual meeting, with each director to serve from the time of his or her respective election until the third annual meeting of stockholders following his or her respective election and until his or her respective successor is duly elected and qualified, or until his or her earlier death, resignation or removal. Class I directors consist of Julie A. Cullivan and John C.M. Farquhar; Class II directors consist of Jeffrey C. Lightcap, Casey M. Tansey, and Timothy C. Barabe; and Class III directors consist of Wayne J. Riley, M.D. and William C. Weldon.

The nominating and corporate governance committee of the Board has recommended, and the Board has approved, the nomination of our Class I directors, Ms. Cullivan and Mr. Farquhar, for re-election for a three-year term expiring at the 2029 annual meeting of stockholders and until their respective successors are duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Each of Ms. Cullivan and Mr. Farquhar is currently a director of the Company.

Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Each nominee has agreed to serve if elected. If any nominee should become unable or unwilling for good cause to serve, the named proxies will have discretion to vote properly submitted proxies for a substitute nominee designated by our nominating and corporate governance committee and approved by the Board, or our Board may choose to reduce its size. We have no reason to believe that any nominee named will be unable to serve if elected.

Nominees for Director and Continuing Directors

The names and ages of the nominees and continuing directors, their length of service with the Company and their Board committee memberships are set forth in the table below.

Name	Age	Director Since	Class Current Term Expires	Independent	AC	CC	NCG
Nominees
Julie A. Cullivan	60	November 2020	I 2026	Yes	M, F
John C.M. Farquhar	54	March 2022	I 2026	No
Continuing Directors
Timothy C. Barabe	73	January 2022	II 2027	Yes	C, F
Jeffrey C. Lightcap	67	December 2011	II 2027	Yes		M	M
Wayne J. Riley, M.D.	67	November 2021	III 2028	Yes	M, F	C
Casey M. Tansey	68	August 2010	II 2027	Yes		M	M
William C. Weldon*	77	September 2014	III 2028	Yes			C

*: Chairman of the Board F: Financial Expert     M: Member  C: Committee Chair

AC: Audit Committee CC: Compensation Committee  NCG: Nominating & Corporate Governance Committee

Biographical Information of Directors and Director Nominees

A brief biography of each nominee and each continuing director is set forth below, which includes information, as of the Record Date, regarding specific and particular experience, qualifications, attributes or skills of each nominee that led the nominating and corporate governance committee and the Board to believe that the director should serve on the Board:

Class I Director Nominees

Julie A. Cullivan has served as a member of our Board since November 2020. She most recently served as the chief technology and people officer at Forescout Technologies, Inc. (“Forescout”), a network security software company, from June 2017 until January 2021. Prior to joining Forescout, Ms. Cullivan served as the executive vice president, business operations and chief information officer of FireEye, Inc., an enterprise cybersecurity company, from January 2013 until May 2017, and as a senior vice president at McAfee Corp., a global computer security software company, from April 2008 until October 2011. Additionally, Ms. Cullivan held executive roles at Autodesk, Inc., EMC Corporation, and Oracle Corporation. Ms. Cullivan has served on the board of directors of Axon Enterprises, Inc. (NASDAQ:AXON) since 2017, where she serves as member of the nominating and governance committee and of the enterprise risk and compliance committee, Cobalt Labs, Inc. since 2022, and OPSWAT, Inc. since 2021 and previously served on the boards of Astra Space, Inc. (NASDAQ: ASTR), Judy Security (a/k/a AaDya Security Inc.), and SADA Systems LLC. Ms. Cullivan received a B.S. in Finance from Santa Clara University.

We believe that Ms. Cullivan’s extensive experience in the technology sector, including her past roles at leading technology, cybersecurity and digital infrastructure companies, qualifies Ms. Cullivan to serve on our Board.

John C.M. Farquhar has served as our Chief Executive Officer and as a member of our Board since March 2022 and as our President since January 2022, and he served as our Chief Operating Officer from July 2021 to March 2022. Prior to joining the Company, from March 2008 to July 2021, Mr. Farquhar held numerous positions of increasing responsibility across the cardiovascular and diabetes portfolios of Medtronic Public Limited Company (“Medtronic”), a global medical technology company, most recently serving as President and General Manager from June 2018 until July 2021. Prior to that, Mr. Farquhar served as a Marketing Manager at General Mills, Inc., a multinational manufacturer and marketer of branded processed consumer foods, from January 2004 until March 2008. He received a B.A. in Psychology and History from Duke University and an M.B.A. from Northwestern University’s Kellogg School of Management.

We believe that Mr. Farquhar’s extensive experience in the medical sector qualifies Mr. Farquhar to serve on our Board and his role as our Chief Executive Officer provides a vital link between our Board and our management team.

Continuing Directors

William C. Weldon has served as Chair of our Board from June 2017 to May 2019 and since 2020 and also as a member of our Board since September 2014. Mr. Weldon is the former Chairman of the board and Chief Executive Officer of Johnson & Johnson (Nasdaq: JNJ), a global developer and manufacturer of healthcare products, having served in those positions from 2002 until his retirement in 2012. Mr. Weldon previously served in a variety of senior executive positions during his 41-year career with Johnson & Johnson until his appointment as Chairman of the board and Chief Executive Officer. Mr. Weldon previously served as a director of CVS Health Corporation (NYSE: CVS) until his retirement from that board in May 2023, Exxon Mobil Corporation (NYSE: XOM) until his retirement from that board in May 2021, JPMorgan Chase & Co. (NYSE: JPM) until his retirement from that board in May 2019, and The Chubb Corporation until its acquisition by ACE Limited in January 2016. Mr. Weldon has served on the board of Fairfax Financial Holdings Limited (TSX:FFH) since

2020, where he serves as chair of the governance and nominating committee. He is a member of various not-for-profit organizations and is also a member of the Board of Trustees for Quinnipiac University. Mr. Weldon received his B.A. in Biology from Quinnipiac University.

We believe that Mr. Weldon’s knowledge of the healthcare industry and his experience as chief executive officer and chairman of the board at Johnson & Johnson and on the boards of other publicly traded companies, which have exposed him to reporting and governance requirements, qualify him to serve on our Board.

Timothy C. Barabe has served as a member of our Board since January 2022. Mr. Barabe served as the chief financial officer and executive vice president at Affymetrix, Inc. (acquired by Thermo Fisher Scientific Inc.), a provider of life science productions and molecular diagnostic products, from 2010 until his retirement in June 2013. Previously, Mr. Barabe served as senior vice president and chief financial officer of Human Genome Sciences, Inc., a biopharmaceutical company, from July 2006 until March 2010. From 2004 until 2006, he served as chief financial officer of Regent Medical Limited, a U.K.-based, privately owned, surgical supply company, and with Novartis AG, a pharmaceutical company, from 1982 until August 2004 in a succession of senior executive positions in finance and general management, most recently as the chief financial officer of Sandoz GmbH, the generic pharmaceutical subsidiary of Novartis AG. Prior to that, Mr. Barabe served as the president of the Specialty Lens Business Franchise and group vice president and chief financial officer of CIBA Vision Corporation, a contact lenses and lens care product manufacturer until 2003. Mr. Barabe has served on the board of directors of Cartesian Therapeutics, Inc. (NASDAQ: RNAC) since 2016 and previously served on the board of directors of Veeva Systems Inc. (NYSE: VEEV) from September 2015 until June 2021, ArQule, Inc., from 2001 until January 2020, and Opexa Therapeutics, Inc. from 2014 until 2017. Mr. Barabe also currently serves on the board of directors of Vigilant Biosciences, Inc., a private company. Mr. Barabe received a B.B.A. in Finance from University of Massachusetts and an M.B.A. from the University of Chicago.

We believe that Mr. Barabe’s extensive finance experience, and his service on the board of directors of several other publicly traded companies, qualifies Mr. Barabe to serve on our Board.

Jeffrey C. Lightcap has served as a member of our Board since December 2011. Since 2007, Mr. Lightcap has served as a Senior Managing Director at HealthCor Partners Management, L.P. (“HealthCor Partners”), a venture capital investment manager focused on late-stage venture and early commercial stage healthcare companies in the diagnostic, therapeutic and medtech sectors. Since 2019, Mr. Lightcap has also served as Senior Managing Director at Healthcare Venture Partners, LLC, a venture capital investment manager focused on healthcare companies. From 1997 until 2006, Mr. Lightcap served as Senior Managing Director at JLL Partners, LLC, (“JLL Partners”) a leading middle-market private equity firm. Prior to JLL Partners, from 1993 until 1997, Mr. Lightcap served as a Managing Director in the mergers and acquisitions group at Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), a global financial services company. Prior to joining Merrill Lynch, Mr. Lightcap was Senior Vice President in the mergers and acquisitions group at Kidder, Peabody & Co. Incorporated, a brokerage company, and at Salomon Brothers Inc., a global financial institution. Mr. Lightcap currently serves on the board of directors of CareView Communications, Inc. (OTC: CRVW), RTI Surgical, Inc. and KellBenx Inc. Mr. Lightcap also previously served on the board of directors of a number of HealthCor Partners’ portfolio of private companies, including AccessClosure, Inc., Sadra Medical, Inc., Practice Partners in Healthcare, Inc. and Paradigm Spine, LLC. Mr. Lightcap received a B.E. in Mechanical Engineering from the State University of New York at Stony Brook and an M.B.A. from the University of Chicago.

We believe that Mr. Lightcap’s extensive experience in the medical sector, including his service on the boards of directors of multiple healthcare companies, qualifies Mr. Lightcap to serve on our Board.

Wayne J. Riley, M.D. has served as a member of our Board since November 2021. Dr. Riley has served as the president of the State University of New York Downstate Health Sciences University since April 2017, where he is also a tenured professor of internal medicine and health policy and management. From 2013 until 2017, Dr. Riley was an adjunct professor of healthcare management at Owen Graduate School of Management,

Vanderbilt University and a clinical professor of medicine at Vanderbilt University School of Medicine. From 2007 until 2013, Dr. Riley served as president and chief executive officer of Meharry Medical College, and from 2003 until 2006 served as vice president and vice dean of health affairs and governmental relations at Baylor College of Medicine. Dr. Riley has served on the board of directors of COMPASS Pathways plc (NASDAQ: CMPS) since 2021, where he serves as a member of the scientific committee and the nominating and corporate governance committee, and HCA Healthcare, Inc. (NYSE: HCA) since 2012, where he also serves as the chair of the patient safety and quality committee and as a member of the audit and compliance committee and nominating and corporate governance committee. Dr. Riley previously served as a director of Vertex Pharmaceuticals Incorporated (NASDAQ: VTRX) from 2010 until 2015, Pinnacle Financial Partners, Inc. from 2007 until 2013 and the Federal Reserve Bank of Atlanta, Nashville Branch Bank Board from January 2013 to June 2013. He is President Emeritus of the American College of Physicians and an elected member of the National Academy of Medicine. Dr. Riley is also a commissioner of the Medicare Payment Advisory Commission, chair of the Board of Trustees of The New York Academy of Medicine since 2019. Dr. Riley received a B.A. in Anthropology from Yale University, an M.P.H. in Health Systems Management from the Tulane University School of Public Health and Topical Medicine, an M.D. from the Morehouse School of Medicine, and an M.B.A. from Rice University’s Jesse H. Jones Graduate School of Business.

We believe that Dr. Riley’s experience as a practicing physician and his leadership, executive management, and patient care skills at other leading medical and educational institutions, as well as his prior public company board service, qualify him to serve on our Board.

Casey M. Tansey has served as a member of our Board since 2010. Since 2005, he has served as a general partner of U.S. Venture Partners, a venture capital firm. From 2001 until 2004, Mr. Tansey served as the chief executive officer and president of Epicor Medical, Inc. (“Epicor Medical”), a medical device company. Prior to Epicor Medical, Mr. Tansey was chief executive officer and president of HealthPort, Inc., a publicly held medical device company, which is now a Johnson & Johnson company. Prior to that, he was with Baxter Edward’s cardiovascular division for nearly ten years, holding various sales and marketing positions. Mr. Tansey currently serves on the board of directors and as a member of the organization and compensation committee and quality, product supply and technology committee of Inspire Medical Systems, Inc. (NYSE: INSP), Shoulder Innovations, Inc. (NYSE: SI), where he serves as a member of the compensation committee and nominating and corporate governance committee, and previously served on the board of directors of Intersect ENT, Inc. from 2006 until 2017. He also serves on the board of directors for a number of U.S. Venture Partners’ portfolio of private companies, including: Cagent Vascular, LLC, HighLife Medical Inc., Luminopia, Inc., MicroTransponder, Inc., Neochord, Inc., Neuros Medical, Inc., CardioKinetix, Inc., and ShiraTronics, Inc. Mr. Tansey received a B.S. and M.B.A. from the College of Notre Dame.

We believe that Mr. Tansey’s extensive experience as a venture capital investor and as a member of the boards of directors of multiple companies in the medical sector qualify him to serve on our Board.

THE BOARD OF DIRECTORS

RECOMMENDS A VOTE IN FAVOR OF

EACH OF THE TWO NAMED NOMINEES.

THE BOARD OF DIRECTORS AND CERTAIN CORPORATE GOVERNANCE MATTERS

This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our Corporate Governance Guidelines, the charters of the committees of the Board and our Code of Conduct and Ethics, described below, can be found in the Governance section of the Investor Relations section of our website at www.Heartflow.com. Information on or accessible through our website is not incorporated by reference in this Proxy Statement.

BOARD COMPOSITION

Our Board currently consists of seven members. In accordance with our Amended and Restated Certificate of Incorporation and our Bylaws, our directors are divided into three classes serving staggered three-year terms. At each annual meeting of stockholders, our directors will be elected to succeed the class of directors whose terms have expired. Our current directors are divided among the three classes as follows:

•	Class I directors consist of John C.M. Farquhar and Julie A. Cullivan, whose terms expire at the Annual Meeting;

•	Class II directors consist of Jeffrey C. Lightcap, Casey M. Tansey and Timothy C. Barabe, whose terms expire at the 2027 annual meeting of stockholders; and

•	Class III directors consist of William C. Weldon and Wayne J. Riley, M.D., whose terms expire at the 2028 annual meeting of stockholders.

Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective terms. Each director’s term continues until the election and qualification of their successor, or their earlier death, resignation or removal.

INDEPENDENCE OF THE BOARD OF DIRECTORS

The Board has affirmatively determined that each of Julie A. Cullivan, Jeffrey C. Lightcap, Casey M. Tansey, Timothy C. Barabe, William C. Weldon and Wayne J. Riley, M.D. is independent within the meaning of the applicable Nasdaq listing standards (the “Independent Directors”). In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and any transactions involving them described in the section titled “Certain Relationships and Related Party Transactions”. There are no family relationships between any director and any of our executive officers.

BOARD LEADERSHIP STRUCTURE

The Board believes that it is important to retain the flexibility to allocate the responsibilities of the offices of Chairman of the Board and Chief Executive Officer in any manner that it determines to be in the best interests of the Company at any point in time.

The Board reviews its leadership structure periodically. In addition, the Board continues to monitor developments in corporate governance as well as the approaches our peers undertake. The Board believes that the current Board leadership structure, with Mr. Weldon serving as our Chair and Mr. Farquhar serving as our Chief Executive Officer, provides effective independent oversight of management. Our Independent Directors bring experience, oversight and expertise from outside of our Company, while Mr. Farquhar brings Company-specific experience, expertise and leadership.

The Board does not have a Lead Independent Director because our Chair is independent. Our Corporate Governance Guidelines provide that our Independent Directors meet in executive session without non-Independent Directors or management present on a regularly scheduled basis, but no less than twice per year. The Board, including each of its committees, also has complete and open access to any member of the Company’s management and the authority to retain independent advisors as the Board or such committee deems appropriate. In addition, all members of the audit committee, the nominating and corporate governance committee and the compensation committee are Independent Directors, and the committee chairs have authority to hold executive sessions without management and non-Independent Directors present.

ROLE OF THE BOARD IN RISK OVERSIGHT

Our Board has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our Board is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks and operational risks. The compensation committee is responsible for overseeing the management of risks relating to our compensation policies and practices. The audit committee is responsible for overseeing the management of risks relating to enterprise risk as well as any significant financial risk exposures. The nominating and corporate governance committee is responsible for overseeing the management of risks associated with the independence of our Board and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through discussions from committee members about such risks.

MEETINGS OF THE BOARD OF DIRECTORS

The Board oversees our business. It establishes overall policies and standards and reviews the performance of management. During the fiscal year ended December 31, 2025, the Board held six meetings, and each Board member attended 75% or more of the aggregate meetings of the Board and of the committees on which they served that were held during the period for which they were a director or committee member. The Company’s directors are encouraged to attend our annual meetings of stockholders. We did not hold a 2025 annual meeting of stockholders because we were not a publicly traded company prior to August 2025.

Our Independent Directors meet from time to time in executive session.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has a number of committees that perform certain functions for the Board. The current standing committees of the Board are the audit committee, the compensation committee and the nominating and corporate governance committee. Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting processes and assists our Board in its oversight of (i) the integrity of our financial statements, (ii) our risk assessment and risk management program, (iii) the performance of our independent auditor and (iv) the design and implementation of our internal audit function and internal controls. Our audit committee operates under a written charter and is responsible for, among other things:

•

overseeing our independent registered public accounting firm and having sole responsibility for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm;

•

evaluating the independent registered public accounting firm’s qualifications, independence and performance; reviewing and approving the scope of the annual audit and pre-approving all audit and non-audit fees and services to be performed by our independent registered public accounting firm;

•	reviewing the audit committee charter and the audit committee’s performance on an annual basis;

•	reviewing the performance and effectiveness of the Company’s system of internal control over financial reporting and the Internal Auditor;

•	reviewing compliance with legal and regulatory requirements;

•	reviewing and approving or ratifying any related person transactions;

•

reviewing with our management the scope and results of management’s evaluation of management’s assessment of our internal control over financial reporting, including the related certifications to be included in the periodic reports we will file with the SEC;

•

reviewing the processes used to assess and manage the Company’s exposure to risk, as well as the Company’s policies with respect to enterprise risk assessment and risk management, and reviewing any significant financial risk exposures and plans to monitor, control and/or minimize such exposures;

•

establishing procedures for the receipt, retention, and treatment of any concerns received regarding account accounting, internal accounting controls accounting controls, or auditing matters and such submission’s confidentiality; and

•	reviewing policies, practices and risks related to information systems, information security, data privacy, cybersecurity and artificial intelligence.

Our audit committee consists of Mr. Barabe, Ms. Cullivan and Dr. Riley, with Mr. Barabe serving as chair of the audit committee. Our Board has affirmatively determined that each of Mr. Barabe, Dr. Riley and Ms. Cullivan meet the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations. In addition, our Board has determined that each of them is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K promulgated under the Securities Act. Each member of our audit committee is financially literate.

The audit committee met four times in 2025.

Compensation Committee

Our compensation committee oversees our compensation policies, plans and benefits programs. Our compensation committee operates under a written charter and is responsible for, among other things:

•

reviewing and approving corporate goals and objectives with respect to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of these goals and objectives and setting compensation;

•	reviewing and approving the compensation of our other executive officers;

•	reviewing and making recommendations to our Board regarding director compensation;

•	reviewing and approving or making recommendations to our Board regarding our incentive compensation and equity-based plans and arrangements;

•	engaging in periodic risk assessments of our compensation programs;

•	reviewing the compensation committee charter and the compensation committee’s performance on an annual basis;

•	appointing, compensating and overseeing any compensation consultants; and

•	overseeing human capital management efforts, including talent attraction, engagement and retention, succession planning and pay equity oversight.

Our compensation committee may appoint from its members subcommittees, each of which may have (as determined by the compensation committee) the full power and authority of the compensation committee;

provided, however, that the compensation committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the compensation committee as a whole. The compensation committee has not and does not intend to delegate any responsibility.

Our compensation committee consists of Messrs. Lightcap and Tansey and Dr. Riley, with Dr. Riley serving as chair of the compensation committee. The composition of our compensation committee meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations.

Compensation Committee Processes and Procedures

The implementation of our compensation philosophy is carried out under the supervision of the compensation committee. The compensation committee charter requires that the compensation committee meet as often as it determines is appropriate to carry out its responsibilities under the charter. The agenda for each meeting is usually developed by the chair of the compensation committee, in consultation with other compensation committee members, management and the compensation committee’s independent advisors. The compensation committee also meets regularly in executive session. Our President and Chief Executive Officer, our Chief Financial Officer and our Chief Legal & Compliance Officer, in addition to the compensation committee’s independent advisors, may attend portions of the compensation committee meetings for the purpose of providing analysis and information to assist management with their recommendations on various compensation matters. Management does not participate in the executive sessions of the compensation committee.

In 2023, the compensation committee engaged Pearl Meyer & Partners, LLC. (“Pearl Meyer”) as an independent advisor to the compensation committee. Pearl Meyer conducted an analysis and provided advice on, among other things, the appropriate equity compensation for our executive officers, including our Chief Executive Officer and Chief Financial Officer. Pearl Meyer reported directly to the compensation committee, which retained sole authority to direct the work of and engage Pearl Meyer. As part of its analysis, Pearl Meyer collected and analyzed compensation information from a peer group of comparable public companies and reported to the compensation committee. The compensation committee considered this report when making its determinations regarding executive compensation in 2025, as detailed below in the section titled “Executive Compensation.”

The compensation committee, taking into account the various factors prescribed by Nasdaq regarding the independence of compensation consultants, has confirmed the independence of Pearl Meyer as a compensation advisor and determined that retaining Pearl Meyer does not result in any conflict of interest.

The compensation committee met four times in 2025.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2025, the members of the Compensation Committee were Mr. Lightcap, Mr. Riley, and Mr. Tansey. During the 2025 fiscal year, Mr. Riley did not have any material interest in a transaction of Heartflow or a business relationship with, or any indebtedness to, Heartflow.

Mr. Jeffrey C. Lightcap was a controlling member of HCPCIV 1, LLC, which was one of our principal stockholders in 2025. See “Certain Relationships and Related Party Transactions—2025 Convertible Promissory Notes Financing” and “Certain Relationships and Related Party Transactions—Series F and Series F-1 Redeemable Convertible Preferred Stock Financing” for a description of the note purchase agreements and Series F and Series F-1 redeemable convertible preferred stock purchase agreements we entered into with HCPCIV 1, LLC in connection with our initial public offering.

Mr. Casey M. Tansey is a controlling member of U.S. Venture Partners Funds, one of our principal stockholders. See “Certain Relationships and Related Party Transactions—2025 Convertible Promissory Notes

Financing” and “Certain Relationships and Related Party Transactions—Series F and Series F-1 Redeemable Convertible Preferred Stock Financing” for a description of the note purchase agreements and Series F and Series F-1 redeemable convertible preferred stock purchase agreements we entered into with U.S. Venture Partners Funds and with Mr. Tansey in connection with our initial public offering.

None of the members of the Compensation Committee serves as an executive officer of any other entity that has a member of its compensation committee (or if no committee performs that function, the board of directors) serving as one of our executive officers. None of our executive officers have served as members of a compensation committee (or if no committee performs that function, the board of directors) or a director of any other entity that has an executive officer serving as a member of the Compensation Committee or a member of the Board.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee oversees and assists our Board in reviewing and recommending nominees for election as directors. Our nominating and corporate governance committee operates under a written charter and is responsible for, among other things:

•	identifying, evaluating, and assisting in recruiting individual candidates qualified to become members of our Board, including the consideration of nominees submitted by stockholders;

•	evaluating and recommending to our Board candidates for membership on our Board and on each of the Board’s committees;

•	reviewing and recommending changes to our corporate governance guidelines and code of conduct and ethics to our Board;

•	overseeing CEO and management succession planning;

•	overseeing the evaluation of our Board and management; and

•	assisting our Board on corporate governance and corporate social responsibility matters.

Our nominating and corporate governance committee consists of Messrs. Lightcap, Tansey, and Weldon with Mr. Weldon serving as chair of our nominating and corporate governance committee. The composition of our nominating and corporate governance committee meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations.

The nominating and corporate governance committee met one time in 2025.

Procedures of the Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for reviewing and recommending to the Board from time to time the experience, qualifications, attributes, skills or other criteria desired for directors and director candidates. In considering candidates for nomination or appointment to the Board, the Board also intends to consider such factors as whether the director candidate has relevant expertise upon which to be able to offer advice and guidance to management, has sufficient time to devote to the affairs of the Company, has demonstrated excellence in his field, has the ability to exercise sound business judgment and has the commitment to rigorously represent the long-term interests of the Company’s stockholders. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting its assessment, the Board considers diversity of perspectives, skills and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experiences, background and capability.

If the nominating and corporate governance committee and the Board determine that it is appropriate to add a new director, either as a replacement or as a new position, the nominating and corporate governance committee will use a flexible set of procedures in selecting individual director candidates. This flexibility allows the nominating and corporate governance committee to adjust the process to best satisfy the objectives it is attempting to accomplish in any director search. The first step in the general process is to identify the type of candidate the nominating and corporate governance committee may desire for a particular opening, including establishing the specific target skill areas, experiences and backgrounds that are to be the focus of a director search. The nominating and corporate governance committee may consider candidates recommended by management, by members of the nominating and corporate governance committee, by the Board, by stockholders or by a third party it may engage to conduct a search for possible candidates.

Once candidates are identified, the nominating and corporate governance committee will conduct an evaluation of qualified candidates. The evaluation generally will include interviews and background and reference checks. There is no difference in the evaluation process of a candidate recommended by a stockholder as compared to the evaluation process of a candidate identified by any of the other means described above. In identifying and evaluating potential nominees to serve as directors, the nominating and corporate governance committee will examine each nominee on a case-by-case basis regardless of who recommended the nominee and take into account all factors it considers appropriate.

If the nominating and corporate governance committee determines that a candidate should be nominated as a candidate for election to the Board, the candidate’s nomination is then recommended to the Board, and the directors may in turn conduct their own review to the extent they deem appropriate. When the Board has agreed upon a candidate, such candidate is recommended to the stockholders for election at an annual meeting of stockholders or appointed as a director by a vote of the Board as appropriate.

Each of the current Class I directors has been recommended by the nominating and corporate governance committee to the Board for reelection as our directors at the Annual Meeting, and the Board has approved such recommendations.

Stockholders who wish to recommend a director candidate for consideration should submit their recommendation in writing to the Board no later than the January 1 prior to the next annual meeting of stockholders. Such recommendation must include all information about the stockholder and the candidate otherwise required for director nominations by a stockholder pursuant to our Bylaws. The nominating and corporate governance committee may request additional information concerning such director candidate as it deems reasonably required to determine the eligibility and qualification of the director candidate to serve as a member of the Board.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Our relationship with our stockholders is an important part of our corporate governance program. Engaging with our stockholders helps us to understand how they view us, to set goals and expectations for our performance, and to identify emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations. Our stockholder and investor outreach includes investor road shows, analyst meetings, and investor conferences and meetings. We also communicate with stockholders and other stakeholders through various media, including our annual report and SEC filings, proxy statement, news releases and our website. Our conference calls for our quarterly earnings results are open to all. These calls are available in real time and are archived on our website for a period of time.
Stockholders and other interested parties may send written communications to any member (or all members) of the Board (including without limitation the independent directors as a group), any Board committee or any chair of any Board committee. Communications should be addressed to the Board or any such individual director or group or Board committee by either name or title and sent c/o Corporate Secretary, Heartflow, Inc., 135 Main Street, Suite 1000, San Francisco, CA 94105.
CODE OF CONDUCT AND ETHICS
We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer and principal financial officer. A current copy of the code is posted on the Investors-Corporate Governance section of our website, which is located at www.heartflow.com. We intend to satisfy the disclosure requirement under Item 5.05 of Form
8-K
regarding an amendment to, or waiver from, a provision of this Code of Business Conduct and Ethics by posting such information on our website, at the address and location specified above and, to the extent required by the listing standards of the Nasdaq Global Market, by filing a Current Report on Form
8-K
with the SEC, disclosing such information.
INSIDER TRADING POLICY; ANTI-HEDGING AND ANTI-PLEDGING POLICY
Our Insider Trading Policy governs the purchase, sale, and/or other dispositions of Heartflow securities by directors, officers and employees that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to Heartflow. The Our Insider Trading Policy can be found as Exhibit 19.1 to our Annual Report on Form
10-K
filed with the SEC on March 18, 2026. Because our Insider Trading Policy is designed to address transactions in our securities by our executive officers, other employees, members of the Board and other designated persons, our Insider Trading Policy does not govern purchases of our securities by Heartflow.
The Board has approved an Insider Trading Policy for our directors and employees. Under this policy, all of our directors and employees are prohibited from engaging in short-sales, transactions in put or call options, hedging transactions or other inherently speculative transactions in Heartflow stock or pledging Heartflow stock in any circumstance, including by purchasing Heartflow stock on margin or pledging Heartflow stock in a margin account.
CLAWBACK POLICY
Our Board has adopted a clawback policy in accordance with the final clawback rules and regulations adopted by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Nasdaq. Our clawback policy requires the Company, in the event of an accounting restatement, to recover from current and former executive officers excess incentive-based compensation (i.e., incentive compensation that is granted, earned, or vested based in whole or in part of the attainment of a financial reporting measure).

DIRECTOR COMPENSATION

Our directors play a critical role in guiding our strategic direction and overseeing the management of Heartflow. The many responsibilities and risks and the substantial time commitment of being a director requires that we provide adequate compensation commensurate with our directors’ workload and opportunity costs.

In connection with our initial public offering in August 2025, we implemented a non-employee director compensation program, or the Director Compensation Policy, pursuant to which non-employee directors are eligible to receive annual cash retainers and equity awards in the form of nonstatutory stock options.

Cash Compensation. The following table is a summary of the annual cash retainers paid to the Independent Directors in 2025 under the Director Compensation Policy; cash retainers were pro-rated to reflect service following our August 2025 initial public offering.

Position	Annual Cash Retainer
Board Member	$50,000
Committee Chair
Audit	$20,000
Compensation	$15,000
Nominating and Corporate Governance	$10,000
Committee Member
Audit	$10,000
Compensation	$7,500
Nominating and Corporate Governance	$5,000
Board Chair	$45,000

Equity Compensation. Our non-employee directors are also eligible to receive the following equity compensation:

Initial Equity Award for New Members: Each non-employee director who is initially elected or appointed to serve on the Board will automatically be granted an equity award with a value equal to $500,000, which award shall be one hundred percent (100%) in nonstatutory stock options (the “New Director Equity Award”) on the date on which such director is appointed or elected to serve on the Board. Subject to the non-employee director’s continued service, 1/3 of the New Director Equity Award will vest on the first anniversary of the grant date and the remaining 2/3 of the New Director Equity Award will vest in 24-substantially equal monthly installments thereafter.

Annual Equity Awards for Continuing Board Members: A non-employee director who was serving on the Board as of the date of Company’s initial public offering and on the date of each annual meeting of the Company’s stockholders beginning with calendar year 2026 will automatically be granted an annual equity award with a value equal to $250,000, which award shall be one hundred percent (100%) in nonstatutory stock options (the “Annual Equity Award”). Subject to the non-employee director’s continued service, the Annual Equity Award will vest in full on the earlier to occur of (i) the one-year anniversary of the applicable grant date and (ii) the date of the next annual meeting following the grant date.

Each of our non-employee directors received an equity award in August 2025 in connection with our initial public offering, with the number of nonstatutory stock options awarded based on the grant date value of $250,000 for all directors other than Messrs. Tansey and Lightcap, whose value was $500,000 to compensate them for their prior years’ of service without compensation, divided by our initial offering price of $19.00 per share.

In November 2025, the Compensation Committee reviewed the compensation of the non-employee directors and considered information provided by Pearl Meyer with respect to peer group benchmarking. Following the review, the Compensation Committee recommended, and in November 2025, the Board approved changing the cash retainer for the board chairman from $45,000 to $50,000. The amendment to our Non-Employee Director Compensation Policy became effective as of January 1, 2026.

Compensation under our Director Compensation Policy is subject to the annual limits on non-employee director compensation set forth in the 2025 Plan.

2025 Director Compensation Table

The following table sets forth information concerning the compensation paid or awarded to each individual who served as non-employee director at any time during 2025. We also reimburse directors for expenses incurred in connection with their service as directors, including travel expenses for meetings. Mr. Farquhar, who served as our President and Chief Executive Officer during the year ended December 31, 2025, and continues to serve in that capacity, does not receive additional compensation for his service as a director, and therefore is not included in the Director Compensation table below. All compensation paid to Mr. Farquhar is reported below in the “Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
William C. Weldon	89,664	249,998	339,662
Timothy C. Barabe	44,435	249,998	294,433
Julie A. Cullivan	42,957	249,998	292,955
Jeffrey C. Lightcap	9,241	499,996	509,237
Casey M. Tansey	9,241	499,996	509,237
Wayne J. Riley, M.D.	45,175	249,998	295,173
Fomer Directors (resigned from Board effective on IPO)
Nicholas Downing, M.D.	—	—	—
Lonnie M. Smith	34,086	—	34,086
Charles A. Taylor, Jr., Ph.D.	56,667	—	56,667

(1)	Reflects cash compensation paid to each director in 2025 for service on the Board and one or more committees of the Board.
(2)

Consists of stock options granted to each of Messrs. Weldon, Barabe, Lightcap, Tansey, Dr. Riley and Ms. Cullivan on August 7, 2025, the date of our initial public offering, which options have an exercise price of $19.00 per share and vest in full on the earlier of the Company’s 2026 annual stockholders meeting and the one-year anniversary of the grant date, subject to continued service through such date. Amounts shown in this column do not reflect dollar amounts actually received by the directors. Instead, these amounts reflect the aggregate grant date fair value of 23,710 (or 47,420 for Messrs. Lightcap and Tansey) stock options computed in accordance with the provisions of FASB ASC Topic 718 (which attributed a value of $10.544 per share, the Black Scholes value of the opening price of our common stock on August 7, 2025). Assumptions used in the calculation of these amounts are included in Note 14 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2025. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

The table below sets forth those non-employee directors for the year ended December 31, 2025 who had stock options outstanding as of December 31, 2025, and the number outstanding as of that date.

Name	Outstanding Option Awards (#)
Current Directors
William C. Weldon	202,041
Timothy C. Barabe	50,286
Julie A. Cullivan	47,789
Jeffrey C. Lightcap	47,420
Casey M. Tansey	47,420
Wayne J. Riley, M.D.	87,065

PROPOSAL NO. 2: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, and the Board is submitting this appointment to our stockholders for ratification at the Annual Meeting. PwC has served as our independent registered public accounting firm since 2009. Representatives of PwC are expected to and plan to attend the Annual Meeting and will be available to answer appropriate questions from stockholders. They will have the opportunity to make a statement if they desire to do so.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of PwC as the Company’s independent registered public accounting firm. However, the Board is submitting the appointment of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the audit committee will consider whether to continue to retain PwC. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interest of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE RATIFICATION OF PWC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

Independent Registered Public Accountants

Principal Accountant Fees and Services

The following is a summary of the fees and services provided by PwC to the Company for fiscal years 2025 and 2024:

Fee Category	FY 2024 ($)	FY 2025 ($)
Audit Fees	1,572,000	2,895,000	(1)
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	2,450	2,000

Total Fees	1,574,450	2,897,000

(1)

Audit fees for PwC for 2025 were for professional services rendered for the audits of our consolidated financial statements, review of interim condensed consolidated financial statements, assistance with registration statements filed with the SEC and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements. Fees include $1,400,000 billed in connection with the filing of our Registration Statement on Form S-1 in connection with our initial public offering in August 2025.

(2)	All other fees consists of fees paid for subscription to PwC’s accounting research and disclosure checklist tools.

The audit committee or the chair of the audit committee pre-approves the scope of the audit, audit-related and tax services provided by our independent registered public accounting firm, as well as all associated fees and terms, pursuant to pre-approval policies and procedures established by the audit committee. The audit committee evaluates the independent registered public accounting firm’s qualifications, performance and independence, and presents its conclusions to the full Board on at least an annual basis.

All of the services provided by PwC since our initial public offering in August 2025, and fees for such services, were pre-approved by the audit committee in accordance with these standards.

Report of the Audit Committee of the Board of Directors

The audit committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation and integrity of the consolidated financial statements and the reporting process, including establishing and monitoring the system of internal financial controls and the certification of the integrity and reliability of the Company’s internal controls procedures. In this context, during fiscal year 2025, the audit committee met and held discussions with management and PwC, the Company’s independent registered public accounting firm. Management has represented to the audit committee that the Company’s consolidated financial statements for the fiscal year ended December 31, 2025 were prepared in accordance with accounting principles generally accepted in the United States of America, and the audit committee has reviewed and discussed the audited consolidated financial statements of the Company with management of the Company and with PwC.

In addition, the audit committee has reviewed and discussed with PwC: (i) the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”), and the Securities and Exchange Commission (the “SEC”) including Auditing Standard No. 1301, Communications with Audit Committees; and (ii) the written disclosures and the letter received from PwC required by applicable requirements of PCAOB regarding PwC’s communications with the Audit Committee concerning independence. In connection with these disclosures, the audit committee has discussed with PwC its independence from the Company and its management.

Based on the review and discussion referred to above, the audit committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.

Respectfully submitted by the members of the audit committee of the Board of Directors:

Timothy C. Barabe, Chair

Julie A. Cullivan

Wayne J. Riley, M.D.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our common stock by each stockholder known by the Company to own beneficially more than 5% of the Company’s common stock as of April 24, 2026.

In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable pursuant to stock options that are exercisable, or pursuant to vesting of RSUs, within 60 days following April 24, 2026. In accordance with SEC rules, shares issuable pursuant to stock options and RSUs are deemed outstanding for computing the percentage of the person holding such equity awards but are not outstanding for computing the percentage of any other person. The percentage ownership of our common stock is based on 86,239,561 shares of our common stock issued and outstanding as of April 24, 2026.

Unless otherwise indicated, the mailing address of each of the stockholders below is c/o Heartflow, Inc., 135 Main Street, Suite 1000, San Francisco, CA 94105. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
Greater than 5% Stockholders
Wellington Management Group LLP(1)	11,921,247	13.8%
BCLS Fund III Investments LP(2)	10,448,158	12.1%
Hayfin Management Holding Limited(3)	5,283,264	6.1%
FMR LLC(4)	4,730,234	5.5%
Current Directors and Executive Officers:
John C.M. Farquhar(5)	2,027,225	2.4%
Vikram Verghese(6)	347,927	*
Campbell D.K. Rogers, M.D.(7)	254,281	*
William C. Weldon(8)	335,529	*
Timothy C. Barabe(9)	182,410	*
Julie A. Cullivan(10)	38,847	*
Jeffrey C. Lightcap(11)	246,261	*
Wayne J. Riley, M.D.(12)	50,828	*
Casey M. Tansey(13)	3,187,509	3.7%
All current executive officers and directors as a group (9 persons)(14)	6,670,817	7.7%

*	Represents less than 1% of Heartflow’s outstanding common stock.
(1)

Based on a Schedule 13G/A filed with the SEC on March 5, 2026. Wellington Management Group LLP has shared voting power with respect to 11,675,269 shares and shared dispositive power with respect to 11,921,247 shares of our common stock. The address reported on Schedule 13G/A is 280 Congress Street, Boston, MA 02210.

(2)

Based on a Schedule 13G filed with the SEC on November 14, 2025 and a subsequent Form 4 filed with the SEC on February 6, 2026. Represents shares held by BCLS Fund III Investments, LLP and may be deemed to have voting, investment and dispositive power with respect to these securities. The address reported on Schedule 13G filed with the SEC on November 14, 2025, is 200 Clarendon Street, Boston, MA 02116.

(3)	Based on a Schedule 13G filed with the SEC on November 14, 2025. The address reported on Schedule 13G is One Nexus Way, Camana Bay, George Town, Grand Cayman KY1-9005, Cayman Islands.
(4)	Based on a Schedule 13G filed with the SEC on November 5, 2025 by FMR LLC and Abigail P. Johnson. FMR LLC has sole voting power with respect to 4,724,953 and sole dispositive power with respect to

4,730,234 shares of our common stock, and Abigal P. Johnson has sole dispositive power with respect to 4,730,234 shares of our common stock. The address reported on the Schedule 13G is 245 Summer Street, Boston, MA 02210.
(5)

Consists of (i) 312,928 shares of our common stock, (ii) 1,699,065 shares of our common stock subject to options exercisable within 60 days of April 24, 2026 and (iii) 15,232 shares of our common stock subject to restricted stock units vesting within 60 days of April 24, 2026.

(6)

Consists of (i) 126,620 shares of our common stock, (ii) 215,711 shares of our common stock subject to options exercisable within 60 days of April 24, 2026 and (iii) 5,596 shares of our common stock subject to restricted stock units vesting within 60 days of April 24, 2026.

(7)

Consists of (i) 8,508 shares of our common stock, (ii) 95,538 shares of our common stock subject to options exercisable within 60 days of April 24, 2026, (iii) 4,695 shares of our common stock subject to restricted stock units vesting within 60 days of April 24, 2026, (iv) 119,528 shares of our common stock held by family trusts established by Dr. Rogers for the benefit of certain members of his family and (v) 26,012 shares of our common stock held by a trust beneficially owned by Dr. Rogers’ wife. Dr. Rogers may be deemed to beneficially own such shares.

(8)	Consists of (i) 192,562 shares of our common stock and (ii) 142,967 shares of our common stock subject to options exercisable within 60 days of April 24, 2026.
(9)	Consists of (i) 179,521 shares of our common stock and (ii) 2,889 shares of our common stock subject to options exercisable within 60 days of April 24, 2026.
(10)	Consists of (i) 27,291 shares of our common stock and (ii) 11,556 shares of our common stock subject to options exercisable within 60 days of April 24, 2026.
(11)	Consists of shares of our common stock.
(12)	Consists of shares of our common stock subject to options exercisable within 60 days of April 24, 2026.
(13)

Consists of (A) shares of our common stock held by the following entities, collectively referred to as the “U.S. Venture Partners Funds”: (i) 3,072,759 shares of common stock held by U.S. Venture Partners X, L.P. and (ii) 98,303 shares of common stock held by USVP X Affiliates, L.P., and (B) 16,447 shares of common stock held by Casey M. Tansey. Casey M. Tansey, a member of our Board, is a managing member of Presidio Management Group X, LLC and shares voting and investment power over the shares held by U.S. Venture Partners X, L.P. and USVP X Affiliates, L.P. but disclaims beneficial ownership except to the extent of his pecuniary interests therein. The address for the U.S. Venture Partners Funds is 1460 El Camino Real, Suite 100, Menlo Park, California 94025.

(14)	Includes the shares described in footnotes 5 through 13 above.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table sets forth certain information concerning our executive officers as of the date of this Proxy Statement:

Name	Age	Position
John C.M. Farquhar	54	President, Chief Executive Officer & Director
Vikram Verghese	42	Chief Financial Officer
Campbell D.K. Rogers, M.D.	64	Chief Medical Officer

There are no family relationships between any of our directors and any of our executive officers.

Mr. Farquhar’s biography can be found above with the biographies of the other members of the Board. Biographies for our other executive officers are below.

Vikram Verghese has served as our Chief Financial Officer since June 2023. He joined the Company in November 2021 as Senior Vice President of Upstream Marketing, Business Development, and Strategy. Prior to that, Mr. Verghese held various positions at Medtronic from 2008 until 2021 in various leadership roles spanning global marketing, regulatory and clinical affairs and business development. After completing his undergraduate degree in Electrical and Electronic Engineering in India, Mr. Verghese received an M.S. in Biomedical Engineering from the University of Southern California and an M.B.A. from University of Pennsylvania’s The Wharton School. He is also a CFA charter holder.

Campbell D.K. Rogers, M.D. has served as our Chief Medical Officer since March 2012. Prior to joining the Company, Dr. Rogers was the Chief Scientific Officer and Global Head of Research and Development at Cordis Corporation (“Cordis”), a medical device company that was formerly part of the Johnson & Johnson family of companies, from July 2006 until February 2012, where he was responsible for leading investments and research in cardiovascular devices. Prior to Cordis, Dr. Rogers was an Associate Professor of Medicine at Harvard Medical School and the Harvard-M.I.T. Division of Health Sciences and Technology from July 1994 until July 2006 and a director of the Cardiac Catheterization and Experimental Cardiovascular Interventional Laboratories at Brigham and Women’s Hospital in Massachusetts from October 2000 until June 2006 where he was responsible for clinical care, education and research. Dr. Rogers served as a Principal Investigator for numerous interventional cardiology device, diagnostic, and pharmacology trials, is the author of numerous publications in the area of coronary artery and other cardiovascular diseases, and was the recipient of research grant awards from the National Institute of Health and American Heart Association. He received an A.B. in English from Harvard College and an M.D. from Harvard Medical School.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. In 2025, our named executive officers (“NEOs”) and their positions were as follows:

•	John C.M. Farquhar, our President and Chief Executive Officer;

•	Vikram Verghese, our Chief Financial Officer; and

•	Campbell D.K. Rogers, M.D., our Chief Medical Officer.

As an “emerging growth company” as defined in the JOBS Act, we have opted to comply with the reduced executive compensation disclosure requirements available to emerging growth companies pursuant to the JOBS Act, which require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer.

2025 Summary Compensation Table

The following table discloses compensation paid by us during fiscal years 2025 and 2024 to our NEOs:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
John C.M. Farquhar,	2025	647,971	—	1,137,492	3,412,499	785,400	6,520	5,989,882
President & Chief Executive Officer	2024	590,480	—	—	1,030,400	654,369	5,200	2,280,449
Vikram Verghese,	2025	434,995	—	399,988	1,199,993	316,404	6,520	2,357,900
Chief Financial Officer	2024	400,548	—	—	1,067,295	222,338	5,200	1,695,381
Campbell D.K. Rogers, M.D.	2025	552,080	230,000	399,988	1,199,99	312,490	6,520	2,701,071
Chief Medical Officer	2024	535,600	230,000	—	—	294,580	5,200	1,065,380

(1)	Amounts represents a $57,500 bonus paid at the end of each quarter to Dr. Rogers during 2025 and 2024.
(2)

Amounts reflect the grant date fair value of stock awards granted during 2025 and do not reflect dollar amounts actually received by our NEOs. Instead, these amounts reflect the aggregate grant date fair value of restricted stock units granted in the relevant year, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 14 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2025. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(3)

Amounts reflect the grant date fair value of option awards granted during 2025 and 2024 and do not reflect dollar amounts actually received by our NEOs. Instead, these amounts reflect the aggregate grant date fair value of stock options granted in the relevant year, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 14 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2025. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(4)	Amounts represent annual bonuses earned by each NEO in 2025 and 2024 which were paid by us after certification of performance achievement in early 2025 and 2026, respectively.
(5)	Amounts disclosed reflect Company contributions to our 401(k) plan in 2025 and 2024. 2025 also includes a cell phone allowance.

2025 Salaries

Our NEOs receive their respective base salaries to compensate them for services rendered to our company. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. In connection with our initial public offering, the compensation committee approved the following increases to each NEO’s base salary for 2025, effective upon the closing of the initial public offering:

•	Mr. Farquhar’s annual base salary increased to $700,000;

•	Mr. Verghese’s annual base salary increased to $470,000; and

•	Dr. Rogers’ annual base salary increased to $557,000.

Actual salary amounts paid to each NEO are set forth in the “Salary” column of the “Summary Compensation Table” above.

2025 Bonuses

Our NEOs were eligible to earn cash bonuses during the year ended December 31, 2025 as determined by our Board in its sole discretion based on the following corporate objectives approved by the compensation committee: revenue, gross margin, product development, and quality. In connection with our initial public offering, the compensation committee approved an increase to each NEO’s annual bonus target for 2025 to 100% for Mr. Farquhar, 60% for Mr. Verghese and 50% for Dr. Rogers, of his respective base salary, effective upon the closing of the initial public offering. Based on a review of Company performance for 2025 and each NEO’s individual performance and contributions to the Company’s success, our Board approved the payment of bonuses for each NEO at 112.2% of target for 2025. Actual amounts paid to each NEO are set forth in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above.

The above-described changes to the base salaries and target bonuses of our NEOs were intended to better align target total cash compensation opportunities with those provided by our publicly-traded peers.

Equity Compensation

Our Board has adopted the 2025 Plan (as defined below) in order to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers) and consultants of our Company and certain of our subsidiaries and to enable us to obtain and retain the services of these individuals, which is essential to our long-terms success.

We use stock options and restricted stock units as the primary incentives for long-term compensation to our NEOs. Generally, stock options granted to newly-hired executives vest as to 25% of the total number of shares underlying the option on the one-year anniversary of the grant date or the vesting commencement date and subsequently in equal monthly installments over the ensuing thirty-six months, and annual grants of stock options vest monthly over four years, in each case subject to the executive’s continued service with us on each applicable vesting date subject to the executive’s continued service with us on each applicable vesting date. Generally, restricted stock units granted to newly-hired executives vest as to 25% on the one-year anniversary of the grant date or the vesting commencement date and subsequently in equal quarterly installments over the ensuing thirty-six months, and annual grants of restricted stock units vest quarterly over four years, in each case subject to the executive’s continued service with us on each applicable vesting date. Additionally, certain of the restricted stock units subject to each award will accelerate and vest upon a termination of the executive’s service due to death or by the Company without cause (as defined in our 2025 Performance Incentive Plan (the “2025 Plan”)). The restricted stock units also vest in full upon a sale event (as defined in the applicable award agreement). In the event of a change in control, outstanding equity awards held by our NEOs will be treated pursuant to the terms of the governing plan.

In August 2025, each of Mr. Farquhar, Mr. Verghese and Dr. Rogers received equity grants in the form of nonqualified stock options and restricted stock units covering the number of shares of common stock set forth below. Each stock option grant will vest as to 1/48th of the shares underlying the award will vest on each monthly anniversary of the vesting anniversary of the vesting commencement date, subject to their continued service on the applicable vesting date. Each restricted stock unit will become vested in 16 equal quarterly installments, with the first installment becoming vested one calendar quarter following the vesting commencement date and installments becoming vested on each of the 15 calendar quarters, subject to their continued service on the applicable vesting date.

Named Executed Officer	Grant Date	Stock Options Granted (#)	Restricted Stock Units Granted (#)	Exercise or Base Price of Option Awards ($)
John C.M. Farquhar	8/7/2025	314,603	59,868	$19.00
Vikram Verghese	8/7/2025	110,629	21,052	$19.00
Campbell D.K. Rogers, M.D.	8/7/2025	110,629	21,052	$19.00

Other Elements of Compensation

401(k) Plan

We currently maintain a tax-qualified 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies. We make matching contributions under our 401(k) plan.

Employee Benefits and Perquisites

All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans, including:

•	Medical, dental and vision benefits;

•	medical and dependent care flexible spending accounts:

•	short-term and long-term disability insurance; and

•	life insurance.

We do not provide any other executive-specific perquisites.

No Tax Gross-Ups

We do not make gross-up payments to cover our NEOs’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our Company.

Senior Leadership Severance Policy

The Board has approved a Senior Leadership Policy (the “Severance Policy”). This Policy covers each of our named executive officers, which sets forth the benefits payable to participants upon qualifying termination of employment. Under the Severance Policy, upon termination without “cause, or a resignation for “good reason” (as such terms are defined in the Severance Policy) (a “Qualifying Termination”), provided that the participant executes and does not revoke a general release of claims in favor of the Company and adheres to any restrictive covenants with the Company to which he or she is bound, the participant will be entitled to receive a certain number of months of base salary continuation based on his or her position at the Company.

John C.M. Farquhar

Mr. Farquhar serves as the President and Chief Executive Officer of the Company and reports directly to the Board.

Under the Severance Policy, if Mr. Farquhar’s employment is terminated by the Company without “cause,” or by Mr. Farquhar for “good reason” (each, as defined in the Severance Policy, and referred to herein as a “Qualifying Termination”) then Mr. Farquhar will be entitled to receive the following severance payments and benefits: (i) an amount equal to Mr. Farquhar’s annual base salary then in effect; and (ii) continued healthcare coverage for 12 months after the termination date.

However, if either such termination of employment occurs three months prior to or within 12 months following a “change in control” (as such term is defined in the Severance Policy), then Mr. Farquhar instead will be entitled to receive: (i) an amount equal to one and a half times Mr. Farquhar’s annual base salary then in effect; (ii) continued healthcare coverage for 18 months after the termination date; (iii) Mr. Farquhar’s target annual bonus, prorated based on the date of termination; and (iv) full accelerated vesting of all outstanding and unvested time-based vesting awards.

The severance payments and benefits described above are subject to Mr. Farquhar’s execution and non-revocation of a general release of claims in favor of the Company and continued compliance with customary restrictive covenants. The Severance Policy also includes a “net better” provision, which provides that, if payments to a participant are subject to an exercise tax under Section 4999 of the Code, then such payments would be reduced by the amount needed to avoid triggering such tax, provided that such reduction leaves the participant in a better after-tax position than if such payments had not been reduced (taking into account the excise tax).

Vikram Verghese and Campbell D.K. Rogers, M.D.

The Severance Policy for Mr. Verghese and Dr. Rogers contain the same terms and conditions as Mr. Farquhar’s, except:

•	Positions. Mr. Verghese serves as Chief Financial Officer and Dr. Rogers serves as Chief Medical Officer and each reports to the Company’s Chief Executive Officer.

•

Severance. If the executive experiences a qualifying termination of employment, he or she will be entitled to nine (9) months of base salary continuation and continued healthcare coverage for nine months after the termination date.

However, if such termination of employment occurs three months prior to, on, or within 12 months following a “change in control” as defined in the 2025 Plan) , the executive instead will be entitled to receive (i) twelve (12) months of base salary (ii) continued healthcare coverage for twelve months after the termination date; (iii) the executive’s target annual bonus, prorated based on the date of termination; and (iv) full accelerated vesting of all outstanding and unvested time-based vesting awards.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning unexercised options, stock that has not vested and equity incentive plan awards for the executive officers named in the Summary Compensation Table as of the end of our fiscal year ended December 31, 2025.

OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR END

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That have Not Vested (#)(5)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)
John C.M. Farquhar	8/24/2021	(3)	68,492	—	8.33	8/24/2031	—	—
	3/23/2022	(3)	96,304	6,435	8.33	3/23/2032	—	—
	7/10/2023		1,062,532	940,799	2.22	7/10/2033	—	—
	12/26/2024		51,934	139,846	9.58	12/26/2034	—	—
	8/7/2025		26,216	288,387	19.00	8/7/2035	56,127	1,636,102
Vikram Verghese	3/23/2022	(3)	7,849	—	8.33	3/23/2032	—	—
	7/10/2023		29,965	47,447	2.22	7/10/2033	—	—
	12/24/2023		39,396	72,236	2.22	12/24/2033	—	—
	12/26/2024		49,391	148,182	9.58	12/26/2034	—	—
	8/7/2025		9,219	101,410	19.00	8/7/2035	19,737	575,334

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That have Not Vested (#)(5)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)
Campbell D.K. Rogers, M.D.	3/9/2016		39,709	—	8.33	3/9/2026	—	—
	2/28/2020		43,785	—	8.33	2/28/2030	—	—
	4/22/2020		2,231	—	8.33	4/22/2030	—	—
	4/12/2021		3,589	—	8.33	4/12/2031	—	—
	7/10/2023	(4)	6,849	—	2.22	7/10/2033	—	—
	7/10/2023		138,898	96,936	2.22	7/10/2033	—	—
	8/7/2025		9,219	101,410	19.00	8/7/2035	19,737	575,334

(1)	Amounts disclosed in this column reflect the number of options granted to our NEOs that were subject to time-based vesting and have vested.
(2)

Unless otherwise noted, the stock option vests and becomes exercisable as to 1/48th of the total number of shares underlying the stock option monthly following the vesting commencement date, subject to the applicable named executive officer’s continued service through the applicable vesting date.

(3)

The stock option vests and becomes exercisable as to 1/4th of the total number of shares underlying the stock option on the first anniversary of the vesting commencement date and 1/48th monthly thereafter, subject to the applicable NEO’s continued service through the applicable vesting date.

(4)	The stock option fully vests and becomes exercisable on the first anniversary of the vesting commencement date, subject to Dr. Rogers’ continued service through the applicable vesting date.
(5)

Each restricted stock unit vests in 16 equal quarterly installments, with the first installment becoming vested one calendar quarter following the vesting commencement date and installments becoming vested on each of the 15 following calendar quarters, subject to the applicable NEO’s continued service through the applicable vesting date.

(6)

The market value of shares of restricted stock units that have not vested is calculated by multiplying the fair market value of a share of our common stock on December 31, 2025 ($29.15) by the number of unvested shares of restricted stock units outstanding under the award.

Equity Compensation Plan Information

The following table provides information as of December 31, 2025, with respect to the shares of the Company’s common stock that may be issued under the Company’s existing compensation plans:

Plan Category	Number of Securities to be issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(3)
Equity compensation plans approved by security holders(1)	10,910,957	$8.05	18,262,519
Equity compensation plans not approved by security holders	—	—	—

Totals	10,910,957	$8.05	18,262,519

(1)

Amount includes shares of common stock issued under our 2009 Equity Incentive Plan and 2025 Plan, which replaced our 2009 Equity Incentive Plan, pursuant to 10,003,254 stock options and 907,703 RSUs but does not include any shares of common stock issuable under our Employee Stock Purchase Plan (“ESPP”). We issue shares under our ESPP once every six months based on employee elections in the preceding six months. Pursuant to the terms of our ESPP, the number of shares to be issued and the price per share is not determined until immediately before the issuance of such shares.
(2)	Excludes RSUs, which have no exercise price.
(3)

Includes shares available for future issuance under our 2025 Plan (17,028,555 shares) and our ESPP (1,233,964 shares). The number of shares available for issuance under our 2025 Plan increases automatically on the first trading day of each calendar year during the term of the Plan beginning January 1, 2026, if, on the last day of the fiscal year of the Company, the Share Limit has not increased during such fiscal year pursuant to any Board-approved increase(s) by an aggregate amount equal to or greater than five percent (5%) of the total number of shares of the Company’s common stock outstanding on the first day of such fiscal year (the “Minimum Annual Increase”), then in an amount equal to the difference between the Minimum Annual Increase and the aggregate amount in which the Share Limit increased pursuant to any Board-approved increase(s) during such fiscal year, effective as of the last day of such fiscal year. Notwithstanding the foregoing, the Board may act prior to the last day of such fiscal year to provide that an increase in the Share Limit will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. The number of shares available for issuance under the ESPP increases automatically on the first trading day of each calendar year during the term of the ESPP beginning January 1, 2026 by an amount equal to the lesser of (i) one percent (1%) of the total number of shares of common stock issued and outstanding on December 31 of the immediately preceding year or (ii) such number of shares of common stock as may be established by the Board. With respect to the ESPP, the maximum number of shares subject to purchase during the purchase period in effect on December 31, 2025 was 231,558 shares.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy and our initial public offering, but are reviewed on a regular basis by the audit committee.

We describe below transactions and series of similar transactions, since the beginning of our last fiscal year or currently proposed, to which we were a party or will be a party, in which the amounts involved exceeds $120,000; and any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock had or will have a direct or indirect material interest.

2025 Convertible Promissory Notes Financing

In January and March 2025, we entered into note purchase agreements with various investors, pursuant to which we issued an aggregate of $98.3 million in principal amount of subordinated convertible promissory notes (the “2025 Convertible Notes”) to investors, including related parties, with original maturity dates of 48 months from the initial issuance of the notes. Pursuant to the January 2025 note purchase agreement, (i) the first closing occurred on January 24, 2025, at which time we issued $44.6 million in principal amount of the 2025 Convertible Notes and (ii) the second closing occurred on January 31, 2025, at which time we issued $3.7 million in principal amount of the 2025 Convertible Notes. The first closing occurred on January 24, 2025, at which time we issued $44.6 million in principal amount of the 2025 Convertible Notes and (ii) the second closing occurred on January 31, 2025, at which time we issued $3.7 million in principal amount of the 2025 Convertible Notes.

Pursuant to the March 2025 note purchase agreement, the closing occurred on March 26, 2025, at which time we issued $50.0 million in principal amount of the 2025 Convertible Notes. The aggregate principal amount outstanding under the 2025 Convertible Notes were automatically converted upon the completion of our initial public offering into shares of our common stock without interest.

The following related parties, or their respective affiliates, participated in the 2025 Convertible Notes offering:

Name(1)	Aggregate purchase price ($)
Hayfin HeartFlow UK Limited(2)	$23,000,000.00
BCLS Fund III Investments, LP(3)	$6,595,648.51
Timothy C. Barabe(4)	$2,000,000.00
Lonnie M. Smith(5)	$1,822,713.44
HCPCIV 1, LLC(6)	$1,460,234.00
U.S. Venture Partners Funds(7)	$811,558.22
Casey M. Tansey(8)	$250,000.00
Vikram Verghese(9)	$144,650.88

(1)	For additional information regarding these stockholders and their equity holdings, see the section titled “Security Ownership of Certain Beneficial Owners and Management.”

(2)

Hayfin HeartFlow UK Limited, as nominee for entities affiliated with Hayfin HeartFlow UK Limited, owns more than 5% of our outstanding capital. See “Security Ownership of Certain Beneficial Owners and Management” for additional details. Hayfin HeartFlow UK Limited is an entity affiliated with Hayfin Services, LLP (“Hayfin”), which was the administrative agent under our 2024 Credit Agreement.

(3)	BCLS Fund III Investments, LP owns more than 5% of our outstanding capital.
(4)	Mr. Timothy C. Barabe is a member of our board of directors.
(5)	Mr. Lonnie M. Smith was a member of our board of directors in 2025 prior to our initial public offering.
(6)	Mr. Jeffrey C. Lightcap is a member of our board of directors and was a controlling member of HCPCIV 1, LLC.
(7)

Consists of $786,399.92 in principal amount of the 2025 Convertible Notes purchased by U.S. Venture Partners X, L.P. and $25,158.30 in principal amount of the 2025 Convertible Notes purchased by USVP X Affiliates, L.P. U.S. Venture Partners Funds own more than 5% of our outstanding capital. Mr. Casey M. Tansey is a member of our board of directors and is a controlling member of U.S. Venture Partners Funds.

(8)	Mr. Casey M. Tansey is a member of our board of directors.
(9)	Mr. Vikram Verghese is our Chief Financial Officer.

Amendment No. 1 to 2024 Credit Agreement and Related Matters

On January 24, 2025, in connection with the issuance of the 2025 Convertible Notes, we entered into Amendment No. 1 to the Credit Agreement and Guaranty entered into by the Company with Hayfin on June 14, 2024 (the “2024 Credit Agreement”), pursuant to which our lender, Hayfin, converted $23.0 million of outstanding indebtedness under a $138.1 million term loan to 2025 Convertible Notes under the same terms as the other purchasers of the 2025 Convertible Notes, as described above. As a result, Hayfin became a holder of 5% or more of our capital stock.

In connection with the prior credit agreement with Hayfin that was refinanced by the 2024 Credit Agreement, we issued warrants to purchase an aggregate of 185,407 shares of common stock to Hayfin. As a result of the Series F redeemable convertible preferred stock financing referred to below, the antidilution adjustments of these warrants resulted in the issuance to Hayfin in March 2023 of additional warrants to purchase an aggregate of 1,462,260 shares of our common stock.

On October 22, 2025, Hayfin net exercised all common stock warrants outstanding for 1,646,317 shares of common stock.

Series F and Series F-1 Redeemable Convertible Preferred Stock Financing

In March 2023, we entered into a Series F and Series F-1 redeemable convertible preferred stock purchase agreement with various investors, pursuant to which we issued an aggregate of 61,344,029 shares of Series F redeemable convertible preferred stock at a cash purchase price of $2.8505 per share for gross proceeds of $174.9 million in multiple closings and 21,465,064 shares of Series F-1 redeemable convertible preferred stock at a purchase price of $1.9098 per share for gross proceeds of $41.0 million (the “Series F and Series F-1 redeemable convertible preferred stock financing”). The Series F-1 redeemable convertible preferred stock was issued upon conversion of the indebtedness under outstanding subordinated convertible promissory notes issued by the Company from September 30, 2022 to December 16, 2022, in the aggregate principal amount of $40.0 million.

The table below sets forth the number of shares of our Series F and Series F-1 redeemable convertible preferred stock purchased by our executive officers, directors, holders of more than 5% of our capital stock at the time of the transaction, and their affiliated entities or immediate family members. Each share of Series F and Series F-1 redeemable convertible preferred stock in the table below converted into shares of our common stock at the then effective conversion rate per share for such share immediately prior to the completion of our initial public offering.

Name(1)	Series F redeemable convertible preferred stock (#)	Series F-1 redeemable convertible preferred stock (#)	Aggregate purchase price ($)(2)
BCLS Fund III Investments, LP(3)	35,081,564	—	$99,999,998.18
The Lonnie and Cheryl Smith Family Trust(4)	—	8,068,125	$15,408,505.15
Hayfin HeartFlow UK Limited(5)	3,508,156	2,689,375	$15,136,167.06
HCPCIV 1, LLC(6)	3,905,025	1,321,383	$13,654,851.50
Wellington Entities(7)	4,169,444	—	$11,885,000.12
U.S. Venture Partners Funds(8)	3,508,156	—	$9,999,998.68
William C. Weldon(9)	73,469	80,898	$363,922.46

(1)	For additional information regarding these stockholders and their equity holdings, see the section titled “Security Ownership of Certain Beneficial Owners and Management.”
(2)	The consideration for the Series F-1 redeemable convertible preferred stock was funded through the conversion of outstanding subordinated convertible promissory notes.
(3)	BCLS Fund III Investments, LP owns more than 5% of our outstanding capital.
(4)	Mr. Lonnie M. Smith was a member of our board of directors in 2025 prior to our initial public offering.
(5)

Hayfin HeartFlow UK Limited, as nominee for entities affiliated with Hayfin HeartFlow UK Limited, owns more than 5% of our outstanding capital. See “Security Ownership of Certain Beneficial Owners and Management” for additional details. Hayfin HeartFlow UK Limited is an entity affiliated with Hayfin Services, LLP, which was the administrative agent under our 2024 Credit Agreement.

(6)	Mr. Jeffrey C. Lightcap is a member of our board of directors and was a controlling member of HCPCIV 1, LLC.
(7)

Consists of 3,176,720 shares of Series F redeemable convertible preferred stock held by Hadley Harbor Master Investors (Cayman) II LP and 992,724 shares of Series F redeemable convertible preferred stock held by Texas Hidalgo CoInvestment Fund, L.P.

(8)

Consists of 3,399,403 shares of Series F redeemable convertible preferred stock held by U.S. Venture Partners X, L.P. and 108,753 shares of Series F redeemable convertible preferred stock held by USVP X Affiliates, L.P. U.S. Venture Partners Funds own more than 5% of our outstanding capital.

(9)	Mr. William C. Weldon is a member of our board of directors.

Other

Michael Smith, a relative of Mr. Lonnie M. Smith, one of our directors in 2025 prior to our initial public offering, has been one of our non-executive employees since 2014. Michael Smith’s overall cash compensation for each of 2023, 2024, and 2025 did not exceed $325,000. He did not receive any equity compensation in 2024, and received an equity grant in connection with our initial public offering.

Director and Officer Indemnification and Insurance

We have entered into indemnification agreements with each of our directors and executive officers and have purchased directors’ and officers’ liability insurance.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the Notice or other proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other proxy materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

The Notice or proxy materials will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent with your broker. Upon written request to Corporate Secretary, Heartflow, Inc., 135 Main Street, Suite 1000, San Francisco, CA 94105, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, please contact your broker if you are a beneficial holder through a broker, or, if you are a registered holder, contact our transfer agent, Fidelity Stock Transfer.

OTHER MATTERS

Our Board is not aware of any other matters that will be presented for consideration at the Annual Meeting. If any other matters should come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

The contents of this Proxy Statement and the sending thereof to the stockholders have been authorized by the Board.

By Order of the Board of Directors

Angela Ahmad

Chief Legal & Compliance Officer

April 29, 2026

A copy of our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on March 18, 2026, is available without charge upon written request to Investor Relations, Heartflow, Inc., 135 Main Street, Suite 1000, San Francisco, CA 94105 or by accessing a copy on Heartflow’s website at www.Heartflow.com in the Investors section under “Financial Information.” Information on or accessible through our website is not incorporated by reference in this Proxy Statement.

P.O. BOX 8016, CARY, NC 27512-9903

Heartflow, Inc.	Internet: www.proxypush.com/HTFL • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote
For stockholders of record as of April 24, 2026 Tuesday, June 16, 2026 at 8:00 AM, Pacific Time Annual Meeting to be held live via the internet - please visit www.proxydocs.com/HTFL for more details	Phone: 1-866-616-1001 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions
Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided
YOUR VOTE IS IMPORTANT! Vote up until: 8:00 AM, Pacific Time on June 16, 2026.	Virtual: You must register to attend the meeting online and participate at www.proxydocs.com/HTFL

This proxy is being solicited on behalf of the Board of Directors

(the “Board”) of Heartflow, Inc.

The undersigned hereby appoints Angela Ahmad and Vikram Verghese (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Heartflow, Inc., which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD’S RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board’s recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Heartflow, Inc. Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

   FOR ON PROPOSALS 1 AND 2

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	Election of the two nominees as Class I directors to serve until the 2029 annual meeting of stockholders and until their successors are duly elected and qualified.
		FOR	WITHHOLD
	1.01 Julie A. Cullivan	☐	☐		FOR

	1.02 John C.M. Farquhar	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐	FOR

NOTE: Your proxy holder will also vote on any such other business as may properly come before the meeting or any adjournment thereof.

☐

Check here if you would like to attend the meeting in person.

You must register to attend the meeting online and participate at www.proxydocs.com/HTFL

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date